UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2004

SOLA International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13606	94-3189941
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Sutie 300, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-509-9899

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Director

On October 20, 2004, the Board of Directors of SOLA International Inc. (the "Company"), pursuant to Article II, Section 1 of the Company’s By-Laws, increased the number of directors of the Company from six to seven. The Board then elected Andrew D. Feshbach as a director of the Company to fill the newly created vacancy. Mr. Feshbach has served as President, Chief Executive Officer and Director of Big Dog Holdings, Inc (NASDAQ: BDOG) since 1992. Big Dogs operates two retail companies with over 260 stores nationwide under the trade names Big Dogs and The Walking Company. From 1990 until the present, he has served as Vice President of Fortune Financial, a private merchant banking firm.

Mr. Feshbach was recommended for election by the Board’s Governance and Nominating Committee pursuant to the Company’s Corporate Governance Guidelines. There was no arrangement or understanding pursuant to which Mr. Feshbach was elected. There are no related party transactions between Mr. Feshbach and the Company requiring disclosure under Item 404(a) of Regulation S-K.

The Board of Directors has concluded that Mr. Feshbach is independent as defined in the Company’s Independence Standards and the listing standards of the New York Stock Exchange. Mr. Feshbach was appointed as a member of the Audit Committee and the Governance and Nominating Committee of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLA International Inc.

October 26, 2004	By:	Ronald F. Dutt

Name: Ronald F. Dutt
Title: Executive Vice President and